SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2005

FISHER SCIENTIFIC INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-10920	02-0451017
(Commission File No.)	(IRS Employer Identification No.)

Liberty Lane, Hampton, New Hampshire	03842
(Address of principal executive offices)	(Zip Code)

(603) 926-5911
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 7, 2005, Fisher Scientific International Inc. entered into a definitive agreement to sell all of the capital stock of Atos Medical AB, a manufacturer of ear, nose and throat medical devices with 2004 sales totaling $35 million, to Cidron Group AB, a Swedish company indirectly owned by Nordic Capital. The purchase price of Atos is $110 million in cash, subject to adjustment for changes in working capital and certain liabilities prior to closing.

Acquired by Fisher in its 2003 transaction with Perbio Science AB, Sweden-based Atos Medical provides devices designed to rehabilitate the voice and pulmonary functions after laryngectomy for the treatment of cancer. Atos also provides other devices for the treatment of ear and sinus diseases.

The transaction is subject to representations, warranties and covenants customary for a transaction of this kind. Closing conditions include the absence of a material adverse event prior to closing and obtaining from German competition authorities clearance or a decision to take no action with respect to the transaction.

Fisher expects to complete the transaction by the beginning of the second quarter.

Item 7.01. REGULATION FD DISCLOSURE.

On March 8, 2005, Fisher Scientific International Inc. issued a press release announcing the sale of Atos Medical AB, a manufacturer of ear, nose and throat medical devices, for $110 million in cash.

A copy of the above-referenced press release is attached hereto as Exhibit 99.1 to this Form 8-K. The press release is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K, and the information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of Fisher Scientific International Inc. under the Securities Act of 1933, as amended.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits

Exhibit Number	Description
99.1	Press release of Fisher Scientific International Inc. issued on March 8, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FISHER SCIENTIFIC INTERNATIONAL INC.
Date: March 11, 2005	By:	/s/ Kevin P. Clark
		Name:	Kevin P. Clark
		Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press release of Fisher Scientific International Inc. issued on March 8, 2005.